Exhibit T3E.6

John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

Court No.: 500-05-064436-015

PROOF OF CLAIM FORM
(CLASS 2 — US NOTEHOLDERS)

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

Debtors

and the claim of _________________________________________________________________________________________, creditor.

All notices or correspondence regarding this claim to be forwarded to the following address:

Tel. No.: ________________________________________________ Fax No.: _______________________________________________

I, __________________________________________ residing in the city of ________________________________________________,
             (name of creditor or its representative)

in the Province/State of _______________________________

DO HEREBY CERTIFY:

1.	THAT I am a creditor of UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. and/or FORESTERIE PORT-CARTIER INC. or that I am of

(state position or title)		(name of creditor)

2.	THAT I have knowledge of all the circumstances connected with the claim hereinafter referred to.

3.	THAT UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. and/or FORESTERIE PORT-CARTIER INC. were indebted at the date of the Initial Order rendered pursuant to the Companies’ Creditors Arrangement Act, namely April 17, 2001, and are still indebted to the above-named creditor, and THAT, in respect of the said debt, the creditor belongs to Class 2 — US Noteholders as specified below:

Class 2 — US Noteholders

Nominal Value of Class 2 Claim as of April 17, 2001:	$
Details of transactions, if any, subsequent to April 17, 2001:

Details
(date, nature of transaction, amount)

Nominal Value of Class 2 Claim, as of _________________________________________________________ (insert date of completion of this Proof of Claim Form)	$

.../2

4.	AND ACKNOWLEDGE THAT, in accordance with the Plan of Arrangement, its right to vote thereon and participate therein will be conditional on and determined as follows:

a)	Irrespective of the date the creditor has acquired its US Notes, the creditor will be entitled to vote on and participate in the Plan of Arrangement, only if the creditor holds a Class 2 Claim which existed as of April 17, 2001 and which continues to exist as of the date of the meeting of Class 2 — US Noteholders;

b)	Multiple Class 2 Claims held by the same beneficial owner will be consolidated and deemed to be a single claim for purposes of the Plan of Arrangement; and

c)	No fragmentation of Class 2 Claims as they existed as of April 17, 2001 will be allowed or recognized for voting and participation purposes.

5.	THE AMOUNT OF INDEBTEDNESS IS as specified and evidenced by a copy of the relevant US Notes issued in the creditor’s name and/or on a statement of account (showing certificate number and the outstanding balance of said US Notes) issued by the creditor’s broker attesting the ownership, and/or a copy of all records evidencing any transfers or transactions entered into since April 17, 2001 with respect to said US Notes, and/or in an affidavit or solemn declaration in respect thereof attached hereto and marked Schedule “A”.

DATED AT _______________________, this _______________ day of ____________________________________, 2002.

Witness	Signature of the person duly authorized filing this form

John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

THIS INFORMATION SHEET IS SUPPLIED
IN ORDER TO ASSIST YOU IN
COMPLETING THE PROOF OF CLAIM FORM
(CLASS 2 — US NOTEHOLDERS)

GENERAL INSTRUCTIONS

[ ]	The Proof of Claim Form must be signed by the individual completing the form.

[ ]	The Proof of Claim Form and, as the case may be, the Proxy Form must be signed by the same person. The Voting Letter must be signed by the person signing the Proof of Claim Form, or its authorized representative named on the Proxy Form.

[ ]	The signature of the creditor must be witnessed.

[ ]	Give the complete address (including postal code or zip code, telephone and telecopier numbers) where all notices and correspondence are to be forwarded.

[ ]	The amount on Schedule A (see paragraph 4 below) must correspond to the amount claimed on the Proof of Claim Form.

PARAGRAPH 1 OF THE PROOF OF CLAIM FORM

[ ]	If the individual completing the Proof of Claim Form is not the creditor himself, he must state his position or title.

[ ]	The creditor must state the full and complete legal name of the beneficial owner.

PARAGRAPH 3 OF THE PROOF OF CLAIM FORM

[ ]	The creditor must disclose its respective holdings as at April 17, 2001 (namely the date of reference pursuant to the Initial Order issued under the Companies’ Creditors Arrangement Act and the Amended Plan of Compromise and Arrangement dated July 20, 2001 and filed on July 23, 2001 (the “Plan of Arrangement”), as well as any and all transactions entered into in respect of its Class 2 Claim up to and including the date of completion and signature of the Proof of Claim Form.

[ ]	The right to vote and participate in the Plan of Arrangement will be determined as follows:

a)	Irrespective of the date the creditor has acquired its US Notes, the creditor will be entitled to vote on and participate in the Plan of Arrangement, only if the creditor holds a Class 2 Claim which existed as of April 17, 2001 and which continues to exist as of the date of the meeting of Class 2 — US Noteholders;

b)	Multiple Class 2 Claims held by the same beneficial owner will be consolidated and deemed to be a single claim for purposes of the Plan of Arrangement; and

c)	No fragmentation of Class 2 Claims as they existed as of April 17, 2001 will be allowed or recognized for voting and participation purposes.

PARAGRAPH 4 OF THE PROOF OF CLAIM FORM

[ ]	It is the sole responsibility of each Class 2 — US Noteholder creditor to complete and file the Proof of Claim Form and submit the appropriate documentation.

[ ]	To substantiate any Class 2 Claim, the creditor must attach to the Proof of Claim Form either a) a copy of the US Notes issued in the name of the creditor, b) a statement of account from the creditor’s broker attesting that the creditor is the beneficial owner of the US Notes, showing the certificate number and the outstanding balance of the said US Notes as well as a copy of records evidencing any transfers or transactions entered into after April 17, 2001 with respect to said US Notes, and/or c) an affidavit or solemn declaration in respect thereof, which documents will constitute Schedule A.